Filed Pursuant to Rule 424(b)(3)

Registration No. 333-264952

PROSPECTUS

Up to 10,290,810 Shares of Common Stock by the Selling Securityholders

This prospectus relates to the resale of 10,290,810 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sarcos Technology and Robotics Corporation (the “Company”) issued as partial consideration in the acquisition of RE2, Inc. (“RE2”).

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the former shareholders of RE2. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, certain of our selling securityholders are subject to lock-up restrictions with respect to 5,602,124 of those shares pursuant to agreements further described elsewhere in this prospectus or incorporated by reference in this prospectus.

Our Common Stock and warrants are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “STRC” and “STRCW,” respectively. On November 21, 2022, the last quoted sale price for our Common Stock as reported on Nasdaq was $1.16.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 10 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 22, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC using the “shelf” registration process. Under this shelf registration process, we and the selling securityholders hereunder may, from time to time, offer and sell the securities described in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Sarcos” refer to Sarcos Technology and Robotics Corporation, and where appropriate, our subsidiaries, the term “Old Sarcos” refers to Sarcos Corp. prior to the consummation of the Business Combination and the term “Rotor” refers to our predecessor company prior to the consummation of the Business Combination.

“Business Combination” means the transactions contemplated by the Merger Agreement, including the merger of Rotor Merger Sub Corp. with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation.

“Common Stock” means, prior to the consummation of the Business Combination, the Class A Common Stock, par value $0.0001 per share, of the Company and Class B Common Stock, par value $0.0001 per share, of the Company and after the consummation of the Business Combination, the shares of common stock, par value $0.0001 per share, of the Company.

“IPO” means Rotor’s initial public offering, consummated on January 14, 2021, through the sale of 27,600,000 units (including 3,600,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus, or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus carefully before making an investment in our Common Stock, including  the matters set forth in the section of this prospectus titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

COMPANY OVERVIEW

We are a technology leader in industrial highly-dexterous mobile robotic systems for use in unstructured environments. Our mission is to increase worker productivity and longevity and prevent injuries through robotics. The robotic systems we are developing are designed to combine human intelligence, instinct, and judgment with the strength, endurance and precision of machines. Our core products are designed to augment, rather than replace, humans and include:

•

Guardian XT. The Guardian XT is designed to be a highly dexterous teleoperated, mobile robotic system that performs intricate, and sometimes dangerous, tasks that require human-like dexterity.  Based on the upper body of the Guardian XO, the Guardian XT is designed to be a one- or two-armed system that is platform-agnostic and attach to various mobile bases. We are also developing a variant of the Guardian XT for the U.S. military, the Guardian DX, for defense logistics and maintenance applications.

•

Sapien 6M. The Sapien 6M is a robotic system designed to provide human-like capabilities beyond traditional industrial arms and cooperative robots. The Sapien 6M can operate in both structured and unstructured environments, including outdoors in harsh weather and in constrained indoor settings, and features a high strength-to-weight ratio, precise control and dexterity, intuitive human-robot control interfaces, outdoor computer vision and autonomy capabilities.

•

Guardian XO. The Guardian XO is a full-body powered exoskeleton designed to augment user strength, endurance and precision without materially restricting freedom of movement.  The Guardian XO is intended to enhance productivity, mitigate worker fatigue, reduce the risk of workplace injuries, and democratize the labor force by augmenting the capabilities of individuals otherwise physically unable to perform the required tasks.

BACKGROUND

On September 24, 2021, the Business Combination between the Company and Old Sarcos was effected through the merger of Rotor Merger Sub Corp. with and into Old Sarcos, with Old Sarcos continuing as the surviving corporation and a wholly-owned subsidiary of the Company. At the closing of the Business Combination, Rotor changed its name to Sarcos Technology and Robotics Corporation. As of the open of trading on September 27, 2021, the Common Stock and warrants, ceased trading on the New York Stock Exchange and began trading on the Nasdaq Global Market, or Nasdaq, as “STRC” and “STRCW,” respectively.

EMERGING GROWTH COMPANY AND SMALLER REPORTING COMPANY

We are currently an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.  If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.  References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

We are also currently a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company if either (i) the market value of our common stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year, or (ii) our annual revenues are less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year.

TRADEMARKS AND SERVICE MARKS

We use Sarcos, Guardian, Guardian S, Guardian XT, Guardian XO, XO, Sensuit, CYTAR and other marks as trademarks in the United States and other countries.  This prospectus contains references to our trademarks and service marks and to those belonging to other entities.  Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.  We do not intend the use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

ADDITIONAL INFORMATION

Our principal executive offices are located at 650 South 500 West, Suite 150, Salt Lake City, Utah, 84101, and our telephone number is 888-927-7296. Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information contained on our website in deciding whether to purchase shares of our Common Stock. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

Issuer	Sarcos Technology and Robotics Corporation (f/k/a Rotor Acquisition Corp.)
Resale of Common Stock
Shares of Common Stock offered by the selling securityholders	10,290,810 shares of Common Stock The offer and sale of these shares were initially registered in our Registration Statement and no new shares are being registered hereunder.
Use of Proceeds

We will not receive any proceeds from the sale of shares of our Common Stock offered by the selling securityholders under this prospectus. See the section of this prospectus titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Dividend Policy

We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future.

Risk Factors

See the section titled “Risk Factors” and other information included in this prospectus or incorporated by reference for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock.

Nasdaq symbol	“STRC” and “STRCW” for our Common Stock and warrants, respectively.
Lock-Up Restrictions

Of the shares of Common Stock that may be offered or sold by selling securityholders identified in this prospectus, certain of our selling securityholders are subject to lock-up restrictions with respect to 5,602,124 of those shares pursuant to agreements that are further described elsewhere in this prospectus or documents incorporated by reference in this prospectus.

The number of shares of Common Stock outstanding is based on 154,639,416 shares of Common Stock as of September 30, 2022 and excludes the following, in each case as of September 30, 2022:

•

5,679,407 shares of our Common Stock issuable upon the exercise of outstanding options under the Sarcos 2015 Equity Incentive Plan, as amended, or the 2015 Plan, which were assumed by us in connection with the Business Combination, with a weighted average exercise price per share of $2.52;

•	127,351 shares of our Common Stock underlying restricted stock units under the 2015 Plan, which were assumed by the Company in connection with the Business Combination;
•	25,991,178 shares of our Common Stock reserved for future issuance under the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan, or the 2021 Plan;
•	3,854,641 shares of our Common Stock issuable upon the exercise of outstanding options under the 2021 Plan, with a weighted average exercise price per share of $5.49;
•	3,085,212 shares of our Common Stock underlying restricted stock units outstanding under the 2021 Plan;

•

4,223 shares of our Common Stock issuable upon the exercise of outstanding options under the RE2, Inc. 2005 Stock Option Plan Amended and Restated (5-7-07), or the RE2 2005 Plan, with a weighted average exercise price of $0.50 per share and 3,708,616 shares of our Common stock issuable upon the exercise of outstanding options under the RE2, Inc. Stock Incentive Plan of 2014, or the RE2 2014 Plan, with a weighted average exercise price of $1.04 per share, all of which were assumed by us in connection with our acquisition of RE2; and

•	3,000,000 shares of our Common Stock reserved for issuance under our the Sarcos Technology and Robotics Corporation 2021 Employee Stock Purchase Plan.

RISK FACTORS SUMMARY

Investing in our Common Stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in or incorporated by reference in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. The following is a summary of the principal risks and uncertainties we face that, if they actually occur, could materially and adversely affect our business, operating results, financial condition and prospects, all of which are more fully described in the section of this prospectus titled “Risk Factors.” In that event, the market price of our Common Stock could decline, and you could lose part or all of your investment.

This summary is not complete and the risks and uncertainties summarized below are not the only risks we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. You should review and consider carefully the risks and uncertainties described in more detail in the “Risk Factors” section, and should not rely upon the following as an exhaustive summary of the material risks facing our business.

•	We are an early stage company with a history of losses, and expect to incur significant expenses for the foreseeable future.
•	If we fail to effectively manage our growth, we may not be able to design, develop, manufacture, market and launch our robotic systems successfully.
•	The success of our acquisition of RE2, Inc. is subject to numerous risks and uncertainties, including integration risks.
•

Our operating and financial projections rely on management assumptions and analyses. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

•

Initial production of commercial units of our Guardian XT and Guardian XO  products may be delayed beyond our current expectations and therefore initial delivery to customers and receipt of anticipated revenue could be delayed.

•

We are dependent on our suppliers, some of which are currently single, sole or limited source suppliers, and any inability of these suppliers to deliver necessary components of our products at the prices, volumes, performance, timing and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results. We have not yet identified all of the suppliers that we are likely to rely on to support any future commercialization of our core products.

•	We have very limited experience commercializing our products and may not be able to do so efficiently or effectively.
•

Our business plans require a significant amount of capital. Our future capital needs may require us to sell additional equity or debt securities that may dilute our stockholders or introduce covenants that may restrict our operations or our ability to pay dividends.

•	Our core products represent a new product category, and important assumptions about market demand, pricing, adoption rates and sales cycles, for our current and future products may be inaccurate.
•

With many of our products still under development, we have limited current customers and no binding orders for the commercial versions of our core products, the Guardian XT, Sapien 6M and Guardian XO, and expected customer trials and discussions with respect to those products may not result in binding orders or subscriptions.

•

Even if we successfully market our products, the purchase or subscription, adoption and use of the products may be materially and negatively impacted if the employees of our customers resist the use and adoption of the products.

•	Our Robot-as-a-Service, or RaaS, subscription model has yet to be tested and may fail to gain commercial acceptance.
•	If we are successful in commercializing our products, our revenue will be concentrated in a limited number of models for the foreseeable future.

•	The benefits to customers of our products could be supplanted by other technologies or solutions or competitors' products that utilize similar technology to ours in a more effective way.
•

Design flaws, defects, glitches or malfunctions in our products or the software that operates them, failure of our products to perform as expected, connectivity issues or user errors, can result in product recalls, lower than expected return on investment for customers, harm to users and significant safety concerns, each of which could materially and adversely affect our results of operations, financial condition or reputation.

•	We have no experience maintaining or servicing our products at a large scale.
•

Our ability to develop and manufacture products of sufficient quality on schedule and on a large scale is unproven, and delays in the design, production and launch of our products could harm our business, prospects, financial condition and operating results.

•

We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

•

We are highly dependent on the services of our senior management and other key employees and, if we are unable to attract and retain a sufficient number of qualified employees, our ability to design, manufacture and launch our products, operate our business and compete could be harmed.

•	Our management as a group has limited experience in operating a publicly-traded company.
•	Ongoing impacts from COVID-19 or another pandemic, epidemic or outbreak of an infectious disease may materially and adversely impact our business, prospects, financial condition and operating results.
•	We may experience significant delays in the design, development, production and launch of our robotic systems, which could harm our business, prospects, financial condition and operating results.
•

Our business and prospects depend significantly on our ability to build our brands. We may not succeed in continuing to establish, maintain and strengthen our brands, and our brands and reputation could be harmed by negative publicity regarding us or our products.

•

If we are unable to contract with a third-party manufacturing partner, we would need to develop our own manufacturing facilities, which may not be feasible and, if feasible, would significantly increase our capital expenditures and operating expenditures, and would significantly delay or inhibit production of our robotic systems.

•	We operate in a competitive industry that is subject to rapid technological change, and we expect competition to increase.
•	Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.
•

If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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We expect to incur substantial research and development costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue.

•	Our success depends in part on our ability to obtain and maintain protection for the intellectual property relating to or incorporated into our products.
•	We may not be able to protect our intellectual property rights in all countries.
•

We may be subject to intellectual property infringement claims or misappropriation claims, which may be time consuming and expensive and, if adversely determined, could limit our ability to commercialize our products.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. In addition to the risk and uncertainties described in the section titled “Cautionary Note Regarding Forward-Looking Statements,” you should consider carefully the risks and uncertainties incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, or the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	our ability to successfully integrate RE2 and achieve the expected benefits of the acquisition;
•	our ability to sell or obtain RaaS subscriptions for our products;
•	our product roadmap, including the expected timing of product releases;
•	our ability to manage and overcome supply chain challenges, including increases in the cost of and interruptions in the supply or availability of components, parts and materials;
•	our ability to attract and retain qualified personnel with the necessary experience;
•	our ability to introduce new products that meet our customers’ requirements and to successfully transition to high volume manufacturing of our products by third-party manufacturers or by us;
•	our projected financial and operating information;
•	our future financial performance;
•	future capital requirements and sources and uses of cash;
•	competition from existing or future businesses and technologies;
•	the impact of the COVID-19 pandemic and global economic and geopolitical conditions on our business and the business of our customers;
•	our ability to manage our growth and expenses;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to comply with modified or new laws and regulations applicable to our business;
•	changes in the market for our products and services;
•	expansion plans and opportunities, including plans to expand our product availability globally;
•	our ability to successfully defend, and the outcome of any known and unknown litigation and regulatory proceedings;
•	our ability to maintain and protect our brand; and
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other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and, in any event, you should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties include those factors described in the section of this prospectus titled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Our Risk Factors are not guarantees that no such conditions exist as of the date of this prospectus and should not be interpreted as an affirmative statement that such risks or conditions have not materialized, in whole or in part. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may also contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

You should read this prospectus and any prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement of which this prospectus is a part and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus and any prospectus supplement and the documents that we reference herein and therein by these cautionary statements.

USE OF PROCEEDS

All of the securities offered by the selling securityholders pursuant to this prospectus, or the Securities, will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder. The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the selling securityholders from time to time of up to an aggregate of 10,290,810 shares of Common Stock.

The selling securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and their permitted transferees who later come to hold any of the selling securityholders’ interest in the Common Stock in accordance with the terms of the applicable agreements governing their respective registration rights, other than through a public sale.

The following table is prepared based on information provided to us by the selling securityholders as of October 31, 2022. It sets forth the names of the selling securityholders, the aggregate number of shares of Common Stock beneficially owned by the selling securityholders, the aggregate number of shares of Common Stock that the selling securityholders may offer pursuant to this prospectus and the number of shares of Common Stock that would be beneficially owned by the selling securityholders after the sale of the shares of Common Stock offered hereby assuming that the selling securityholders sell all of the shares of Common Stock covered by this prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 154,640,766 shares of Common Stock outstanding as of October 31, 2022.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to the shares of Common Stock set forth below, subject to community property laws where applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such Common Stock. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the shares of Common Stock covered by this prospectus upon the completion of the offering.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by a prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Selling Securityholders

Selling Securityholder		Shares of Class A Common Stock Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares are Sold	%
Aaron Nicely	(1)	6,541	6,541	—	—
Andre Swain	(2)	475	475	—	—
Andrew Davison	(3)	23,787	23,787	—	—
Andrew Mor	(4)	11,893	11,893	—	—
Brian Sinz	(5)	832	832	—	—
Bruce Englert	(6)	1,784	1,784	—	—
Doug Peters	(7)	327,082	327,082	—	—
Draper Triangle Ohio Ventures III, L.P.	(8)	416,686	416,686	—	—
Draper Triangle Ventures III, L.P.	(9)	1,861,474	1,861,474	—	—
Innovation Works	(10)	254,798	254,798	—	—
Janis McKinney	(11)	2,973	2,973	—	—
Jim Grebinoski	(12)	2,378	2,378	—	—
Jonathan Brown	(13)	5,202	5,202	—	—
Jorgen Pedersen	(14)	6,184,828	6,184,828	—	—
Josh Bergman	(15)	8,920	8,920	—	—
Keith Gunnett	(16)	15,462	15,462	—	—
Linda Allen	(17)	41,628	41,628	—	—
Lisa Michaux Smith	(18)	23,787	23,787	—	—
Mario Campagna	(19)	7,136	7,136	—	—
Mark DeLouis	(20)	239,114	239,114	—	—
Matti Toikka	(21)	15,283	15,283	—	—
Reeg Allen	(22)	78,299	78,299	—	—
Riverfront Ventures, LLC	(23)	507,845	507,845	—	—
Samantha Stevenson	(24)	3,270	3,270	—	—
Sidney Velado	(25)	1,981	1,981	—	—
Startbot	(26)	247,352	247,352	—	—

Please see the sections titled “Management,” “Executive Compensation” and “Certain Relationships, Related Party and Other Transactions” appearing elsewhere in this prospectus for information regarding material relationships with our selling securityholders within the past two years.

(1)	Consists of 6,541 shares of Common Stock received at the closing of the RE2 acquisition. The address is 134 Bost Drive, West Mifflin, PA 15122.
(2)	Consists of 475 shares of Common Stock received at the closing of the RE2 acquisition. The address is 3906 Jane Street, West Mifflin, PA 15122.
(3)	Consists of 23,787 shares of Common Stock received at the closing of the RE2 acquisition. The address is 831 Farragut Street, Pittsburgh, PA 15206.
(4)	Consists of 11,893 shares of Common Stock received at the closing of the RE2 acquisition. The address is 6514 Darlington Rd, Pittsburgh, PA 15217.
(5)	Consists of 832 shares of Common Stock received at the closing of the RE2 acquisition. The address is 560 Perry Hwy, Harmony, PA 16037.
(6)	Consists of 1,784 shares of Common Stock received at the closing of the RE2 acquisition. The address is 620 Sunnyland, Pittsburgh, PA 15227.
(7)	Consists of 327,082 shares of Common Stock received at the closing of the RE2 acquisition. The address is 131 Harvest Ln, Harrison City, PA 15636.

(8)

Consists of 416,686 shares of Common Stock received at the closing of the RE2 acquisition. Michael J Stubler exercises voting and investment power over the shares. The address is Two Gateway Center, 20th Floor, Pittsburgh, PA 15222.

(9)

Consists of 1,861,474 shares of Common Stock received at the closing of the RE2 acquisition. Michael J Stubler exercises voting and investment power over the shares. The address is Two Gateway Center, 20th Floor, Pittsburgh, PA 15222.

(10)

Consists of 254,798 shares of Common Stock received at the closing of the RE2 acquisition. Ven P. Raju exercises voting and investment power over the shares. The address is Two Allegheny Center, Suite 100, Pittsburgh, PA 15212.

(11)	Consists of 2,973 shares of Common Stock received at the closing of the RE2 acquisition. The address is 202 E Jefferson Street, Pittsburgh, PA 15212.
(12)	Consists of 2,378 shares of Common Stock received at the closing of the RE2 acquisition. The address is 457 Jenny Drive, Gibsonia, PA 15044.
(13)	Consists of 5,202 shares of Common Stock received at the closing of the RE2 acquisition. The address is 20201 Shelburne Rd #202E, Shaker Heights, OH 44118.
(14)	Consists of 6,184,828 shares of Common Stock received at the closing of the RE2 acquisition. The address is 1144 Portland Street, Pittsburgh, PA 15206.
(15)	Consists of 8,920 shares of Common Stock received at the closing of the RE2 acquisition. The address is 2059 Blackberry Lane, Valencia, PA 16059.
(16)	Consists of 15,462 shares of Common Stock received at the closing of the RE2 acquisition. The address is 1940 Red Coach Road, Allison Park, PA 15101.
(17)	Consists of 41,628 shares of Common Stock received at the closing of the RE2 acquisition. The address is 2855 Hanna Way, Allison Park, PA 15101.
(18)	Consists of 23,787 shares of Common Stock received at the closing of the RE2 acquisition. The address is 291 Hawthorne Rd, Pittsburgh, PA 15209.
(19)	Consists of 7,136 shares of Common Stock received at the closing of the RE2 acquisition. The address is 2022 Darlington Rd, Beaver Falls, PA 15010.
(20)	Consists of 239,114 shares of Common Stock received at the closing of the RE2 acquisition. The address is 586 Vinemont Street, Pittsburgh, PA 15205.
(21)	Consists of 15,283 shares of Common Stock received at the closing of the RE2 acquisition. The address is 1205 Swan lake Drive, Apt 202, Charlottesville, VA 22902.
(22)	Consists of 78,299 shares of Common Stock received at the closing of the RE2 acquisition. The address is 251 Tamarack Dr., Mars, PA 16046.
(23)

Consists of 507,845 shares of Common Stock received at the closing of the RE2 acquisition. Ven P. Raju exercises voting and investment power over the shares. The address is Two Allegheny Center, Suite 100, Pittsburgh, PA 15212.

(24)	Consists of 3,270 shares of Common Stock received at the closing of the RE2 acquisition. The address is 5114 ½ Butler St, Pittsburgh, PA 15201.
(25)	Consists of 1,981 shares of Common Stock received at the closing of the RE2 acquisition. The address is 24 Holt Street, Pittsburgh, PA 15203.
(26)	Consists of 247,352 shares of Common Stock received at the closing of the RE2 acquisition. The address is 5315 Westminster Pl, Pittsburgh, PA 15232.

DESCRIPTION OF SECURITIES

The following sets forth a summary of the material terms of the Company’s securities, including certain provisions of Delaware law and the material provisions of the Second Amended and Restated Certificate of Incorporation, or the Charter and the Amended and Restated Bylaws, or the Bylaws.  This summary is not intended to be a complete summary of the rights and preferences of such securities.  The full texts of the proposed Charter and Bylaws are filed as exhibits to the registration statement of which this prospectus forms a part. We urge you to read our Charter and Bylaws in their entirety, as well as the applicable provisions of Delaware law, for a complete description of the rights and preferences of the Company’s securities.

Authorized Capitalization

The Charter authorizes the issuance of 1,000,000,000 shares of capital stock, of which

•	990,000,000 shares are designated as Common Stock, par value $0.0001 per share, and
•	10,000,000 shares are designated as preferred stock, par value $0.0001 per share.

As of September 30, 2022, there were approximately 154,639,416 shares of Common Stock outstanding, held of record by approximately 273 holders of Common Stock, no shares of preferred stock outstanding and approximately 20,549,453 warrants outstanding held of record by approximately 13 holders of warrants.  Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Dividend rights

Subject to preferences that may be applicable to then-outstanding preferred stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board out of legally available funds.

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. On January 14, 2021, Rotor effected a stock dividend of 0.2 shares for each outstanding share of Rotor’s Class B Common Stock, or Founder Shares, which, for the avoidance of doubt, were converted into Common Stock of the Company at the closing of the Business Combination), resulting in an aggregate of 6,900,000 Founder Shares outstanding, in order to maintain the number of Founder Shares at 20% of the issued and outstanding shares of our Common Stock upon the consummation of the IPO.

No Preemptive or Other Rights

Holders of Common Stock are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Voting Rights

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess or will possess, as applicable, all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.  Subject to certain limited exceptions, the holders of Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of Common Stock.

Our stockholders do not have the ability to cumulate votes for the election of directors. As a result, the holders of a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law, the Charter, the Bylaws, or the rules of the stock exchange on which the Company’s securities are listed. The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders

Liquidation Rights

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Outstanding Awards

As of September 30, 2022, options to purchase 13,246,887 shares of Common Stock and restricted stock units covering 3,212,563  shares of Common Stock were outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof. These designations, powers, preferences and rights could include dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, any or all of which may be greater than the rights of our Common Stock. The issuance of preferred stock could adversely affect the voting power of holders of our Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of the Company or other corporate action. As of February 15, 2022, there are no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against such claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Certain provisions of our Charter and Bylaws which are summarized below may have the effect of delaying, deferring or discouraging another person from acquiring control of us.  They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.  We believe that the benefits of increased protection of our ability to negotiate with an unfriendly or unsolicited acquirer will outweigh the disadvantages of discouraging a proposal to acquire the post-combination company because negotiation of these proposals could result in an improvement of their terms.  We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control.  Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or DGCL.  Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any

“interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•

mergers or consolidations involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, and the interested stockholder or any other entity if the merger or consolidation is caused by the interested stockholder;

•

any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or any direct or indirect majority-owned subsidiary of the corporation;

•

subject to exceptions, any transaction that results in the issuance or transfer by the corporation, or any direct or indirect majority-owned subsidiary of the corporation, of any stock of the corporation or such subsidiary to the interested stockholder;

•

any transaction involving the corporation, or any direct or indirect majority-owned subsidiary of the corporation, that has the effect of increasing the proportionate share of the stock or any class or series of the corporation or such subsidiary beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

These provisions may have the effect of delaying, deferring or preventing changes in control of the Company.

Certificate of Incorporation and Bylaws Provisions

Provisions of the Charter and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management.  Among other things, the Charter and the Bylaws:

•	permit our board of directors to issue shares of preferred stock, with any powers, rights, preferences and privileges as they may designate;
•	provide that the authorized number of directors may be changed only by resolution of our board of directors;
•

provide that all vacancies and newly created directorships, may, except as otherwise required by law, our governing documents or resolution of our board of directors, and subject to the rights of holders of our preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director;

•	divide our board of directors into three classes, each of which stands for election once every three years;
•

for so long as our board of directors is classified, and subject to the rights of holders of our preferred stock, provide that a director may only be removed from the board of directors by the stockholders for cause, and only by the affirmative vote of the holders of at least a 66⅔% of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of Common Stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors, the chairperson of our board of directors or our chief executive officer;
•

provide that stockholders will be permitted to amend certain provisions of the Charter and the Bylaws only upon receiving at least two-thirds of the voting power of the then outstanding voting securities, voting together as a single class; and

•	designate the Delaware and federal district courts as the exclusive forums for certain disputes.

Forum Selection Clause

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a breach of a fiduciary duty owed by any director, stockholder, officer or other employee to us or our stockholders, (3) any action arising pursuant to any provision of the DGCL or our Charter and Bylaws (as either may be amended from time to time), or (4) any other action asserting a claim that is governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or another state court or the federal court located within the State of Delaware if the Court of Chancery does not have or declines to accept jurisdiction), in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants.  In addition, our Bylaws provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act but that the forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.  Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our securities shall be deemed to have notice of and consented to the foregoing Bylaw provisions. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of our exclusive forum provisions.

Advance Notice of Director Nominations and New Business

Our Bylaws include advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director.  In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information in certain form.  Our Bylaws allow the presiding officer at a meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of the Company.  Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Registration Rights

RE2 Registration Rights Agreement

Concurrently with the execution of the Agreement and Plan of Reorganization with Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Sarcos, and Spiral Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sarcos, RE2, Inc., a Pennsylvania corporation, and Draper Triangle Ventures III, LP, a Delaware limited partnership, solely in its capacity as the agent for and on behalf of the shareholders of RE2, the Company and certain RE2 shareholders entered into a registration rights agreement, or the RE2 Registration Rights Agreement, pursuant to which, among other things, the Company agreed to file and maintain an effective registration statement under the Securities Act and to undertake certain other related obligations until December 31, 2022. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Rule 144

Pursuant to Rule 144 under the Securities Act, or Rule 144, a person who has beneficially owned restricted Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of the then outstanding equity shares of the same class; or
•	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We are no longer a shell company, and as a result, if the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-Up Restrictions

Concurrently with the execution of the RE2 Merger Agreement, the Company and Jorgen Pedersen, President and Chief Executive Officer of RE2, entered into a lock-up agreement, pursuant to which, among other things, Mr. Pedersen agreed to the following transfer restrictions following closing of the RE2 acquisition:

•

with respect to twenty percent (20%) of the shares received in connection with the RE2 Merger Agreement, or the Consideration Shares, such shares became transferable on the trading day following May 23, 2022, the date on which the registration statement on Form S-1 for the resale of the Consideration Shares was declared effective by the Securities and Exchange Commission; and

•

with respect to the remaining eighty percent (80%) of the Consideration Shares, such shares may be transferred beginning upon the earlier to occur of (a) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian XO and/or Guardian XT and/or Sapien commercial units (but in no event prior to the close of business on September 24, 2022) and (b) the close of business on September 24, 2023.

RE2 securityholders who were RE2 employees at the closing of the RE2 acquisition are also subject to the same transfer restrictions.

PLAN OF DISTRIBUTION

We are registering the resale by the selling securityholders of up to 10,290,810 shares of our Common Stock. We are registering the Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. As used herein, references to “selling securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock or interests in the shares of Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer.

We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders,
•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities, or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;
•	prevailing market prices at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•	in privately negotiated transactions;
•	in options or other hedging transactions, whether through an options exchange or otherwise;
•	in distributions to members, limited partners or stockholders of selling securityholders;
•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including Nasdaq;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	any other method permitted by applicable law; or
•	through any combination of the foregoing.

In connection with distributions of the Securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of the Securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the Securities short and redeliver the Securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge the Securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell the Securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge the Securities to a financial institution or other third party that in turn may sell the Securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the Securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of the Securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of the Securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer shares of the Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder that is an entity may elect to make an in-kind distribution of the Securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the Securities pursuant to the distribution through a registration statement.

With respect to securities being registered pursuant to the RE2 Registration Rights Agreement, we have agreed to indemnify or provide contribution to each selling securityholder and the agent for and on behalf of the selling securityholders thereunder, and its respective officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such selling securityholder within the meaning of the Securities Act, from and against certain liabilities, including liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act.

The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Seattle, Washington, which has acted as our counsel in connection with this offering.

EXPERTS

The consolidated financial statements of Sarcos Technology and Robotics Corporation appearing in Sarcos Technology and Robotics Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who filed electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.sarcos.com. The information on, or that can be accessed through, our website is not part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

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Our Annual Report on Form 10-K (File No. 001-39897) for the year ended December 31, 2021 (as filed with the SEC on March 29, 2022) and Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2021 (as filed with the SEC on September 30, 2022);

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Our Quarterly Reports on Form 10-Q (File No. 001-39897) for the quarterly periods ended March 31, 2022 (as filed with the SEC on May 11, 2022), June 30, 2022 (as filed with the SEC on August 9, 2022) and September 30, 2022 (as filed with the SEC on November 8, 2022) and Amendment No. 1 to our Quarterly Report on Form 10-Q for the period ended March 31, 2022 (as filed with the SEC on September 30, 2022);

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our Definitive Proxy Statement on Schedule 14A, filed on May 13, 2022 (only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2021, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the year ended December 31, 2021);

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Our Current Reports on Form 8-K (File No. 001-39897) filed January 18, 2022, March 28, 2022, March 29, 2022 (other than information furnished rather than filed), March 29, 2022, March 31, 2022, April 27, 2022, May 11, 2022 (other than information furnished rather than filed), July 1, 2022, August 9, 2022 (other than information furnished rather than filed), October 11, 2022, October 21, 2022 and November 8, 2022 (other than information furnished rather than filed); and

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The description of our securities contained in our Form 8-A (File No. 001-39897) filed with the SEC on September 24, 2021 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sarcos Technology and Robotics Corporation

650 South 500 West, Suite 150

Salt Lake City, Utah, 84191

Attn: Investor Relations

(888) 927-7269

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

Up to 10,290,810 Shares of Common Stock
by the Selling Securityholders

PROSPECTUS

November 22, 2022

We have not authorized anyone to provide you with information other than this prospectus or any supplement or amendment hereto. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.